UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-34500	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street

West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

On December 8, 2010, First Chester County Corporation (“First Chester”), the holding company for First National Bank of Chester County held a special meeting of its shareholders to approve and adopt the Agreement and Plan of Merger dated December 27, 2009, as amended, between First Chester and Tower Bancorp, Inc. (“Tower”), providing for the merger of First Chester with and into Tower (the “Merger Agreement”) and related transactions. The proposal to approve the Merger Agreement was approved by more than a majority of the issued and outstanding shares of First Chester common stock entitled to vote at the special meeting. The number of votes cast for and against, as well as the number of abstentions and broker nonvotes on this proposal, was as follows:

FOR	AGAINST	ABSTENTION	BROKER NONVOTE
4,066,628	105,001	11,125	—

Item 8.01                                             Other Events.

On December 8, 2010, First Chester and Tower jointly announced that their shareholders each voted to approve and adopt the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as exhibit 99.1,and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2010	FIRST CHESTER COUNTY CORPORATION

	By:	/s/ John A. Featherman, III
Name: John A. Featherman, III
Title: Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated December 8, 2010.